EXHIBIT 10.3

                           STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 2005, among Flag Luxury Riv, LLC, a Delaware limited liability company ("Flag"), Rivacq LLC, a Delaware limited liability company, High Desert Gaming LLC, a Delaware limited liability company (each individually, a "Buyer" and collectively, the "Buyers"), William L. Westerman ("Westerman") and The William
L. Westerman 2004 Revocable Family Trust, a trust formed under the laws of Nevada (the "Trust").

            WHEREAS, Westerman beneficially owns an aggregate of 2,095,593 shares of common stock, par value $.001 per share ("Shares"), of Riviera Holdings Corporation, a Nevada corporation (the "Company"), of which 2,091,471 Shares are held by the Trust (the "Family Trust Shares") and 4,122 Shares are held by the trustee (the "ESOP Trustee") of the Company's Employee Stock Ownership Plan (such 4,122 Shares together with any other Shares that may be allocated to Westerman's account with the ESOP Trustee being the "ESOP Shares" and, together with the Family Trust Shares, the "Total Shares");

            WHEREAS, the Trust wishes to sell to each of the Buyers, and each of the Buyers wishes to purchase from the Trust, certain of the Shares held by the Trust, all upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Trust, Westerman and the Buyers wish to enter into certain other mutual understandings and arrangements with respect to the Buyers' accumulation of Shares pursuant to this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, Westerman, the Trust and the Buyers hereby agree as follows:

                                    ARTICLE I

                             FIRST PURCHASE AND SALE

Section 1.01 First Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the First Closing (as defined below), the Trust shall (and Westerman shall cause the Trust to) sell, assign, transfer, convey and deliver to each of the Buyers the number of Shares set forth opposite such Buyer's name under the heading "Number of First Purchased Shares" on Schedule A hereto (collectively, the "First Purchased Shares"), and each of the Buyers shall purchase such Shares from the Trust at a price of $15.00 per Share, subject to adjustment as provided in Section 1.02. The Buyers may, by notice to Westerman prior to the First Closing, elect that the First Purchased Shares and the consideration payable therefor pursuant to Section 1.02 be allocated among the Buyers other than as set forth on Schedule A.

            Section 1.02 First Purchase Price.(a) The aggregate purchase price for the First Purchased Shares shall be $15,000,000 (the "First Purchase Price"), which, subject to Section 1.01, shall be allocated among the Buyers as set forth on Schedule A hereto. The First Purchase Price shall be adjusted in proportion to any stock split, subdivision, reverse stock split or combination of the Shares or similar event (each, an "Adjustment Event") occurring after the date hereof but prior to the First Closing (as defined below).

            Section 1.03 First Closing. The sale and purchase of the First Purchased Shares shall take place at a closing (the "First Closing") to be held at the offices of Cadwalader, Wickersham & Taft LLP at One World Financial Center, New York, New York (the "CWT Offices") on a date to be mutually agreed among Westerman and the Buyers that shall be no earlier than January 3, 2006 but no later than January 10, 2006 or at such other place or at such other time or on such other date as Westerman and the Buyers may mutually agree upon in writing.

            Section 1.04 First Closing Deliveries by the Trust. At the First Closing, the Trust shall (and Westerman shall cause the Trust to) deliver or cause to be delivered to the Buyers stock certificates evidencing the First Purchased Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to the Buyers and with all required stock transfer tax stamps affixed, or such other instruments and documents as the Buyers may reasonably deem necessary or desirable to effect the transfer and assignment to the Buyers of the First Purchased Shares.

            Section 1.05 First Closing Deliveries by the Buyers. At the First Closing, the Buyers shall deliver to the Trust the First Purchase Price by wire transfer in immediately available funds to the following bank account: US Bank, 2300 West Sahara Avenue, Suite 200, Las Vegas, NV 89102, ABA number 121201694, account number 153750972454, account name William L. Westerman (the "Trust Account").

                                   ARTICLE II

                            SECOND PURCHASE AND SALE

            Section 2.01 Second Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Second Closing (as defined below), the Trust shall (and Westerman shall cause the Trust to) sell, assign, transfer, convey and deliver to each of the Buyers, the number of Shares set forth opposite such Buyer's name under the heading "Number of Second Purchased Shares" on Schedule A hereto (collectively, the "Second Purchased Shares"), and each of the Buyers shall purchase such Shares from the Trust at a price of $15.00 per Share, subject to adjustment as provided in Section 2.02. The Buyers may, by notice to the Trust prior to the Second Closing, elect that the Second Purchased Shares and the consideration payable therefor pursuant to Section 2.02 be allocated among the Buyers other than as set forth on Schedule A.


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            Section 2.02 Second Purchase Price.(a) The aggregate purchase price for the Second Purchased Shares shall be $9,750,000 (the "Second Purchase Price"), which, subject to Section 2.01, shall be allocated among the Buyers as set forth on Schedule A hereto. The Second Purchase Price shall be adjusted in proportion to any Adjustment Event occurring after the date hereof but prior to the Second Closing (as defined below).

            Section 2.03 Second Closing. The sale and purchase of the Second Purchased Shares shall take place at a closing (the "Second Closing") to be held at the CWT Offices not later than five business days following the satisfaction or waiver of each of the conditions set forth in Article VI, or at such other time or on such other date as Westerman and the Buyers may mutually agree upon in writing.

            Section 2.04 Second Closing Deliveries by the Trust. At the Second Closing, the Trust shall (and Westerman shall cause the Trust to) deliver or cause to be delivered to the Buyers stock certificates evidencing the Second Purchased Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to the Buyers and with all required stock transfer tax stamps affixed, or such other instruments and documents as the Buyers may reasonably deem necessary or desirable to effect the transfer and assignment to the Buyers of the Second Purchased Shares.

            Section 2.05 Second Closing Deliveries by the Buyers. At the Second Closing, the Buyers shall deliver to the Trust the Second Purchase Price by wire transfer in immediately available funds to the Trust Account.

                                   ARTICLE III

                                     OPTION

            Section 3.01 Grant of Option. Effective upon the issuance of the Board Approvals (as defined below), the Trust hereby grants to each Buyer an irrevocable option (the "Option") to purchase any or all of the number of Shares set forth opposite such Buyer's name under the heading "Number of Option Shares" on Schedule A hereto (collectively, the "Option Shares"), provided that no single exercise of the Option by the Buyers collectively shall be for less than 20,000 Shares. In the event that any of the Option Shares have been sold or otherwise transferred by the Trust in a Permitted Disposition (as defined below), the number of Option Shares each Buyer is entitled to purchase as set forth on Schedule A shall be reduced pro rata to the allocation of Option Shares among the Buyers as currently set forth on Schedule A. The Buyers may, by notice to the Trust prior to the Option Closing, elect that the Option Shares be allocated among the Buyers other than as set forth on Schedule A.

            Section 3.02 Option Purchase Price.(a) The purchase price for the Option Shares shall be $15 per Share (the "Option Purchase Price"). The Option Purchase Price shall be adjusted in proportion to any Adjustment Event occurring after the date hereof but prior to the applicable Option Closing (as defined below).

            Section 3.03 Exercise of Option.(a) In the event that, from time to time, a Buyer wishes to exercise the Option, it shall give written notice (an "Option Notice") to the Trust (the


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date of such notice being the "Notice Date") specifying (i) the number of Option
Shares it wishes to purchase and (ii) a date (not later than ten business days and not earlier than five business days following the Notice Date) for closing such purchase. The closing of the purchase and sale of Option Shares shall be held at the CWT Offices (the "Option Closing"). Each Buyer may exercise the Option as many times as it wishes until it has acquired all of the Option Shares it is entitled to purchase pursuant to Section 3.01.

            Section 3.04 Option Closing Deliveries by the Trust. At the Option Closing, the Trust shall (and Westerman shall cause the Trust to) deliver or cause to be delivered to each Buyer that delivered an Option Notice in accordance with Section 3.03 stock certificates evidencing the number of Option Shares specified in such Option Notice duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to such Buyer and with all required stock transfer tax stamps affixed, or such other instruments and documents as such Buyer may reasonably deem necessary or desirable to effect the transfer and assignment to such Buyer of such Option Shares.

            Section 3.05 Option Closing Deliveries by the Buyers. At the Option Closing, the Buyer who provided to the Trust the applicable Option Notice shall deliver to the Trust the Option Purchase Price with respect to the Option Shares specified in the applicable Option Notice by wire transfer in immediately available funds to the Trust Account.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF WESTERMAN AND THE TRUST

            Subject to Section 10.13, as an inducement to the Buyers to enter into this Agreement, each of Westerman and the Trust hereby represents and warrants, jointly and severally, to the Buyers as follows:

            Section 4.01 Formation and Authorization; Enforceability. The Trust is a trust duly formed and validly existing under the laws of the State of Nevada and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Westerman is the sole trustee of the Trust. The execution and delivery by the Trust of this Agreement, the performance by the Trust of its obligations hereunder and the consummation by the Trust of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Trust. This Agreement has been duly executed and delivered by each of the Trust and Westerman, and (assuming due authorization, execution and delivery by the Buyers) this Agreement constitutes the legal, valid and binding obligation of each of the Trust and Westerman, enforceable against them in accordance with its terms.

            Section 4.02 Total Shares. (a) The Family Trust Shares are owned of record by the Trust free and clear of any security interest, pledge, lien, charge, encumbrance or other restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership (each, an "Encumbrance"). The Trust has the sole power to vote and the full right, power and authority to sell, transfer and deliver the Family Trust Shares. Westerman has the


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right to direct the trustee of the ESOP to vote the ESOP Shares. Upon consummation of the First Closing and registration of the First Purchased Shares in the name of the Buyers in the stock records of the Company, the Buyers will own the First Purchased Shares free and clear of all Encumbrances other than as may have been created by or is attributable to the Buyers. Upon consummation of the Second Closing and registration of the Second Purchased Shares in the name of the Buyers in the stock records of the Company, the Buyers will own the Second Purchased Shares free and clear of all Encumbrances other than as may have been created by or is attributable to the Buyers. Subject to any Permitted Disposition, upon consummation of the Option Closing and registration of the Option Shares in the name of the Buyers in the stock records of the Company, the Buyers will own the Option Shares free and clear of all Encumbrances other than as may have been created by or is attributable to the Buyers. Except for this Agreement and the Trust Agreement, dated February 13, 2004, between Westerman in his personal capacity and Westerman in his capacity as trustee of the Trust (the "Trust Agreement"), there are no options, voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Family Trust Shares.

            (b) As of the date hereof, to the knowledge of Westerman, the aggregate number of issued and outstanding Shares is 12,414,255.

            Section 4.03 No Conflict. To the knowledge of Westerman, the execution, delivery and performance of this Agreement by the Trust and Westerman do not and will not (i) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Company or any subsidiary thereof, (ii) conflict with or violate any statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (each, a "Law") or order, writ, judgment, injunction, decree, stipulation, determination or award (each, an "Order") applicable to the Trust or Westerman or any of their respective assets, properties or businesses or
(iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Total Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument to which Westerman or the Trust is a party or by which any of the Total Shares is bound or affected, including, without limitation, the Trust Agreement.

            Section 4.04 Litigation. As of the date hereof, there are no actions, proceedings, claims, suits, inquiries or investigations ("Actions") by or against Westerman or the Trust pending before any government, regulatory or administrative authority, agency, commission, court or tribunal (each, a "Governmental Authority") (or, to the best knowledge of Westerman, threatened to be brought by or before any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

            Section 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Westerman or the Trust.


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                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE BUYERS

            As an inducement to Westerman and the Trust to enter into this Agreement, each of the Buyers hereby represents and warrants, severally and not jointly, to Westerman and the Trust as follows:

            Section 5.01 Organization and Authority; Enforceability. Such Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Buyer of this Agreement, the performance by such Buyer of its obligations hereunder and the consummation by such Buyer of the transactions contemplated hereby have been duly authorized by all requisite action (corporate or otherwise) on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and (assuming due authorization, execution and delivery by Westerman and the Trust) this Agreement constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms.

            Section 5.02 No Conflict. The execution, delivery and performance of this Agreement by such Buyer do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of such Buyer, (ii) conflict with or violate any Law or Order applicable to such Buyer or any of its respective assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Buyer is a party, which would adversely affect the ability of such Buyer to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

            Section 5.03 Litigation. As of the date hereof, there are no Actions by or against such Buyer pending before any Governmental Authority (or, to the best knowledge of such Buyer, threatened to be brought by or before any Governmental Authority) which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

            Section 5.04 Investment Intent. (a) Such Buyer is capable of evaluating the risk of its investment in the Shares which may be purchased by it hereunder, has been advised by counsel as to the risk of such investment and is able to bear the economic risk of such investment. Such Buyer is purchasing Shares hereunder for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; provided, however, that such Buyer may transfer record and/or beneficial ownership of such Shares to one or more Affiliates (as defined below), officers or employees of Affiliates, in all cases in compliance with federal securities laws. Such Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

            (b) The Shares to be purchased by such Buyer hereunder represent "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, which cannot be resold unless (i) registered pursuant to Section 5 of the Securities Act or (ii) pursuant to an available exemption from such registration requirement, and the certificates evidencing such Shares shall bear the following restrictive legend:

            THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE TRANSFER OF SUCH SHARES IS SUBJECT TO TERMS AND CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 21, 2005, AMONG FLAG LUXURY RIV, LLC, RIVACQ LLC, HIGH DESERT GAMING, LLC, WILLIAM L. WESTERMAN AND THE WILLIAM L. WESTERMAN 2004 REVOCABLE FAMILY TRUST.

            (c) Such Buyer acknowledges that Westerman may possess or may have access to or the benefit of material non-public information regarding the Company that has not been communicated to such Buyer and that such Buyer is proceeding with the transactions contemplated by this Agreement knowingly and voluntarily without access to or the benefit of such information and waives any claims based thereon.

            (d) "Affiliate" means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            (e) "control", with respect to the relationship between or among two or more persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

            Section 5.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyers.


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                                   ARTICLE VI

                             CONDITIONS TO CLOSINGS

            Section 6.01 Conditions to Obligations of Westerman and the Trust. The obligations of Westerman and the Trust to consummate the transactions contemplated by this Agreement to be consummated at the First Closing, the Second Closing and each Option Closing (each, a "Closing"), shall be subject to the satisfaction or prior written waiver, at or prior to such Closing, of each of the following conditions:

            (a) (i) The representations and warranties of the Buyers contained in this Agreement shall have been true and correct when made and shall be true and correct as of such Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties shall be correct as of that date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Buyers on or before such Closing shall have been complied with in all material respects;

            (b) No Order shall have been entered by or with any Governmental Authority seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement to be consummated at such Closing; and

            (c) With respect to the Second Closing and any Option Closing, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas (the "Nevada Gaming Authorities") and any other licensing authority or Governmental Authority having authority over casino and gaming activities and operations shall have approved the acquisition by the Buyers of the Second Purchased Shares or the Buyers shall have received such other assurances from the Nevada Gaming Authorities or such other licensing authority or Governmental Authority as they may deem necessary or desirable in connection with the acquisition of the Second Purchased Shares (the "10% Nevada Gaming Approval").

            Section 6.02 Conditions to Obligations of the Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement to be consummated at a Closing shall be subject to the satisfaction or prior written waiver, at or prior to such Closing, of each of the following conditions:

            (a) (i) The representations and warranties of Westerman and the Trust contained in this Agreement shall have been true and correct when made and shall be true and correct as of such Closing, except to the extent such representations and warranties are as of another date, in which case such representations and warranties shall be correct as of that date, and (ii) the covenants and agreements contained in this Agreement to be complied with by Westerman and the Trust on or before such Closing shall have been complied with in all material respects;

            (b) No Order shall have been entered by or with any Governmental Authority seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement to be consummated at such Closing;


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

            (c) With respect to the Second Closing and any Option Closing, the Board of Directors of the Company (the "Board") shall have (i) waived, in accordance with subsection 7(g) of Article III of the Company's Articles of Incorporation (the "Articles") and by the requisite majority as provided therein, the voting limitation set forth in subsection 7(b) of Article III of the Articles with respect to the Buyers and (ii) approved the sale of the Second Purchased Shares and the Option Shares by the Trust to the Buyers in accordance with the provisions of subsection 78.438(1) of Title 7 of the Nevada Revised Statutes and (iii) approved the acquisition by the Buyers, whether by merger or otherwise, of control of the Company (an "Acquisition Transaction") (clauses
(i), (ii) and (iii) being collectively, the "Board Approvals"), provided, however, that the approval described in the foregoing clause (iii) is subject to any decision of the Board to withdraw such approval;

            (d) With respect to the Second Closing and any Option Closing, neither the Articles nor the bylaws of the Company shall have been amended in a manner that would prevent, restrain or otherwise adversely affect the transactions contemplated by this Agreement to be consummated at such Closing; and

            (e) With respect to the Second Closing and any Option Closing, the 10% Nevada Gaming Approval shall have been obtained.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

            Section 7.01 Assistance and Cooperation. (a) Subject to Section 10.3 and to his fiduciary duties as an executive officer and director of the Company, Westerman shall:

            (i) assist and cooperate with the Buyers in obtaining (A) the 10% Nevada Gaming Approval and (B) such approvals of the Gaming Authorities (as defined below) as are necessary to consummate an Acquisition Transaction (the "Gaming Approvals"); and

            (ii) propose to the Board that a vacancy be created on the Board or that the Board be expanded and that and that a candidate nominated by the Buyers be appointed to the Board.

            (b) (i) "Gaming Authorities" means any or all of the Nevada Gaming Authorities, Colorado Gaming Authorities and any other licensing or regulatory authority or Governmental Authority whose consent, approval, license, waiver, order, decree, determination of suitability or other authorization is necessary or appropriate under the Gaming Laws for the consummation of an Acquisition Transaction and any other transactions contemplated by the related Acquisition Agreement (as defined below).

            (ii) "Colorado Gaming Authorities" means any or all of the Colorado Commission, the Colorado Division of Gaming, the Colorado Liquor Enforcement Division, the County of Gilpin and the Municipality of Black Hawk.


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

            (iii) "Gaming Laws" means, with respect to any person, any federal, state or local statute, law, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operation of such person and its subsidiaries, including the rules and regulations of the Nevada Gaming Authorities and the Colorado Gaming Authorities.

            Section 7.02 Grant of Proxy. Effective upon the issuance of the Board Approvals (and subject to any withdrawal by the Board of its approval of an Acquisition Transaction) and subject to any Permitted Disposition, Westerman and the Trust, by this Agreement, with respect to any of the Total Shares not previously transferred to the Buyers, hereby (a) subject to the issuance of the 10% Nevada Gaming Approval, grant an irrevocable proxy to Flag or such other person as Flag shall designate (and agrees to execute such documents or certificates evidencing such proxy as the Buyers may reasonably request) to vote, or, in the case of the ESOP Shares, to direct the ESOP Trustee to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of the Total Shares (i) in favor of the approval of any Acquisition Transaction, the approval and adoption of any agreement to be entered into by the Company in connection therewith (an "Acquisition Agreement"), and the approval of all other transactions contemplated by the foregoing, (ii) against any action, agreement or transaction (other than any Acquisition Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under an Acquisition Agreement or that could reasonably be expected to result in any of the conditions to the Company's obligations thereunder not being fulfilled and
(iii) in favor of any other matter necessary to the consummation of any Acquisition Transaction and considered and voted upon by the stockholders of the Company and (b) agree to cause any of the Total Shares not previously transferred to the Buyers to be voted in accordance with the foregoing. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Notwithstanding the foregoing, as to any Shares that are the subject of a Permitted Disposition, the proxy granted hereunder shall automatically terminate upon such Permitted Disposition.

            Section 7.03 Restrictions on Transfer. (a) The Trust agrees that, except as specifically permitted by this Agreement or an Acquisition Agreement, it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), grant a lien upon, pledge, dispose of or otherwise encumber any of the Family Trust Shares or otherwise agree to do any of the foregoing,
(ii) deposit any of the Family Trust Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Family Trust Shares.

            (b) Notwithstanding anything to the contrary in this Agreement, subsequent to the approval of an Acquisition Transaction by the stockholders of the Company, the Trust shall be permitted to make charitable donations of an aggregate of not more than 100,000 Shares to tax-exempt organizations (a "Permitted Disposition").


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

            Section 7.04 Further Action. (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

            (b) In the event the Buyers enter into an Acquisition Agreement, they will agree to a provision substantially as follows: Each of the Buyers shall, and the Buyers shall cause any entity formed by the Buyers as an acquisition vehicle in connection with an Acquisition Transaction ("Merger Sub") to, (i) not later than a mutually agreed number of days following the execution of an Acquisition Agreement, file with the applicable Gaming Authorities applications for the Gaming Approvals, (ii) not later than 90 days following the execution of an Acquisition Agreement, prepare in draft form and provide to Nevada counsel for the Buyers a response to the anticipated information request from the Gaming Authorities and (iii) withdraw the application to the Gaming Authorities of any of the Buyers if it appears reasonably likely that the application will not be approved or will delay the issuance of the Gaming Approvals, and following such withdrawal, proceed with the applications of the remaining Buyers and Merger Sub.

            Section 7.05 Whole Company Transaction. The Buyers' current intent is to enter into negotiations with the Board with the objective of entering into an Acquisition Agreement as soon as practicable on terms reasonably acceptable to the Buyers providing for an Acquisition Transaction at a price of not less than $15.00 per Share in cash; provided, however, that the Buyers and Westerman acknowledge that since the Company's press release of November 8, 2005 announcing the Company's conclusion of its strategic process, the Board has not considered any Acquisition Transaction and there is no assurance that any such Acquisition Transaction can be negotiated.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            Section 8.01 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive the First Closing, the Second Closing and any Option Closing indefinitely.

            Section 8.02 Indemnification by Westerman and the Trust. Westerman and the Trust shall, jointly and severally, indemnify and hold harmless each of the Buyers and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Buyer Indemnified Party") for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses), but excluding any diminution in value in or related to the Shares, actually suffered or incurred by them (including any action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from the breach of any representation, warranty, covenant or agreement made by Westerman or the Trust contained in this Agreement. To the extent that Westerman's or the Trust's undertakings set forth in this Section 8.02 may be unenforceable, Westerman and the Trust shall contribute the maximum amount that they are permitted to contribute under applicable Law to the payment and satisfaction of the Losses incurred by the Buyer Indemnified Parties.

            Section 8.03 Indemnification by the Buyers. Each of the Buyers shall, severally but not jointly, indemnify and hold harmless Westerman and the Trust for and against any and all Losses arising out of or resulting from:

            (a) the breach of any representation, warranty, covenant or agreement made by such Buyer contained in this Agreement; or

            (b) any Action brought by a third party against Westerman in his capacity as a stockholder (but not as a director or executive officer) of the Company in connection with this Agreement (but excluding any Losses resulting from Westerman's having been found to be in breach of his fiduciary duties to the Company or its stockholders).

To the extent that a Buyer's undertakings set forth in this Section 8.03 may be unenforceable, such Buyer shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of the Losses incurred by Westerman and the Trust.

            Section 8.04 Notice of Loss; Third Party Claims. (a) A party entitled to indemnification under this Article VIII (an "Indemnified Party") shall give each party against whom it wishes to seek indemnification under this
Article VIII (an "Indemnifying Party") notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

            (b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for a Loss under this Article VIII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of notice from the Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination. This Agreement shall terminate:

            (a) upon notice by the Buyers to Westerman, if (i) any representations and warranties of Westerman or the Trust contained in this Agreement shall not have been true and correct when made, (ii) Westerman or the Trust shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by it or him, as the case may be, or (iii) Westerman shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted against Westerman seeking to adjudicate him as bankrupt or insolvent;

            (b) upon notice by Westerman to the Buyers, if (i) any representations and warranties of the Buyers contained in this Agreement shall not have been true and correct when made or (ii) the Buyers shall not have complied in all material respects with the covenants and agreements contained in this Agreement to be complied with by them;

            (c) upon the earliest of: (i) the consummation of an Acquisition Transaction, (ii) 6 months following the date hereof, in the event an Acquisition Agreement has not been executed by such date and (iii) (A) in the event that an Acquisition Agreement is entered into by the Company and is terminated in circumstances where the Company is potentially required to pay to the Buyers or an entity controlled by them a termination fee, "topping fee" or similar fee, 12 months following the date of such Acquisition Agreement or (B) in the event such Acquisition Agreement is terminated for any other reason, upon such termination;

            (v) upon notice by Westerman to the Buyers or by the Buyers to Westerman, in the event that any Governmental Authority shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; or

            (vi) by the mutual written consent of Westerman and the Buyer.

            Section 9.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 10.01 and 10.03, (b) that nothing shall relieve any party hereto from liability for any breach of this Agreement and (c) the provisions of Article VIII shall indefinitely survive any termination of this Agreement. For the avoidance of doubt, the proxy granted pursuant to
Section 7.02 shall expire upon any termination of this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

            Section 10.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

            Section 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            (a) if to Westerman or the Trust:

                  William L. Westerman
                  2901 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109
                  Facsimile:  702-794-9227

            with a copy to:

                  Kummer Kaempfer Bonner Renshaw & Ferrario
                  3800 Howard Hughes Parkway, Seventh Floor
                  Las Vegas, NV 89109
                  Facsimile:  (702) 796-7181
                  Attention:  Robert C. Kim

            (b) if to the Buyers:
                  Flag Luxury Riv, LLC
                  650 Madison Avenue, 15th Floor
                  New York, NY 10022

                  Facsimile:  (212) 750-3034
                  Attention:  Paul Kanavos

            and to:

                  Rivacq LLC
                  c/o Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, NY 10281
                  Facsimile:  (212) 504-6666
                  Attention:  Andrew J. Perel

            and to:

                  High Desert Gaming, LLC
                  900 Michigan Avenue, Suite 1900
                  Chicago, IL 60611
                  Facsimile:  (312) 915-3053
                  Attention:  Neil Bluhm

            with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, NY 10281
                  Facsimile:  (212) 504-6666
                  Attention:  Andrew J. Perel

            Section 10.03 Public Announcements. Neither Westerman or the Trust, on the one hand, nor the Buyers, on the other hand, shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by law or applicable stock exchange regulation, and the parties shall cooperate as to the timing and contents of any such press release, public announcement or communication.

            Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            Section 10.05 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

            Section 10.06 Headings. The headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

            Section 10.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Westerman, the Trust and the Buyers (which consent may be granted or withheld in the sole discretion of Westerman, the Trust or the Buyers) and any such assignment or attempted assignment without such consent shall be void; provided, however, that each of the Buyers may assign this Agreement to an Affiliate thereof and the Buyers may assign this Agreement to Merger Sub.

            Section 10.08 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Westerman, the Trust and the Buyers or (b) by a written waiver executed by the Buyers, on the one hand, or by the Westerman and the Trust, on the other hand.

            Section 10.09 No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever.

            Section 10.10 Specific Performance. Westerman and the Trust acknowledge and agree that the Buyers would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Westerman or the Trust could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Buyers may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

            Section 10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties hereto (a) consents to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event of any action, suit or proceeding to enforce or resolve disputes under this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any federal court located in the State of Delaware or any Delaware state court.

            Section 10.12 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.12.

            Section 10.13 Westerman Acting Solely as Stockholder. Westerman does not make (and shall not be deemed to have made) any representation, warranty, covenant, agreement or understanding herein in his capacity as a director, officer or representative of the Company or any subsidiary thereof. Without limiting the generality of the foregoing, Westerman enters into this Agreement solely in his capacity as beneficial owner of the Total Shares and nothing in this Agreement shall limit or affect any actions taken by Westerman in his capacity as an officer, director or representative of the Company or any subsidiary thereof or require Westerman to take any action in his capacity as an officer, director or representative of the Company or any subsidiary thereof.

            Section 10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, Westerman, the Trust and the Buyers have caused this Agreement to be executed as of the date first written above.

                                       FLAG LUXURY RIV, LLC



                                       By: /s/  Paul Kanavos
                                          --------------------------------------
                                          Name:  Paul Kanavos
                                          Title: President


                                       RIVACQ LLC


                                       By: /s/  Matt Eby
                                          --------------------------------------
                                          Name:  Matt Eby
                                          Title: Member


                                       HIGH DESERT GAMING, LLC


                                       By: /s/ Greg Carlin
                                          --------------------------------------
                                          Name:  Greg Carlin
                                          Title: Manager



                                       /s/ William L. Westerman
                                       -----------------------------------------
                                       William L. Westerman



                                       THE WILLIAM L. WESTERMAN 2004
                                          REVOCABLE FAMILY TRUST


                                       By: /s/ William L. Westerman
                                          --------------------------------------
                                          Name:  William L. Westerman
                                          Title: Trustee


                                                 SCHEDULE A

-----------------------------------------------------------------------------------------------------------

                                                          Number of                            Number
                       Number of          First            Second            Second              of
                    First Purchased      Purchase         Purchased         Purchase           Option
      Buyer             Shares            Price            Shares            Price             Shares
      -----             ------            -----            ------            -----             ------
-----------------------------------------------------------------------------------------------------------
Flag Luxury Riv,
LLC                     400,000         $6,000,000         260,000         $3,900,000         176,588
-----------------------------------------------------------------------------------------------------------

Rivacq LLC              300,000         $4,500,000         195,000         $2,925,000         132,442
-----------------------------------------------------------------------------------------------------------

High Desert
Gaming LLC              300,000         $4,500,000         195,000         $2,925,000         132,441
-----------------------------------------------------------------------------------------------------------